Exhibit 16.1	Letter from Friedman LLP pursuant to Item 304 of Regulation S-K

FRIEDMAN  LLP
1700 Broadway
New York, NY 10019

July 13, 2017

United States Securities & Exchange Commission
100 F Street, NE
Washington, D.C.20549

Re:	ZAP
File No. 03-03000

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated  July 13, 2017 of ZAP
 (“Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01

Sincerely,

/s/ Friedman, LLP